UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 13, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, a subsidiary of Paragon Offshore plc (the “Company”, “we” or “us”) used a commercial agent in Brazil in connection with Petróleo Brasileiro S.A. (“Petrobras”) drilling contracts. The agent pleaded guilty in Brazil in connection with the award by Petrobras of a drilling contract to one of our competitors as part of a wider investigation of Petrobras’ business practices. The agent has represented a number of different companies in Brazil over many years, including several offshore drilling contractors. Following the news reports relating to the agent’s involvement in the Brazil investigation in connection with his activities with other companies, we have been conducting an independent review of our relationship with the agent and with Petrobras. We have recently contacted the U.S. Securities and Exchange Commission and the U.S. Department of Justice to advise them of our internal review. To our knowledge, neither the agent, nor any government authority, has alleged that the agent or the Company acted improperly in connection with our contracts with Petrobras, and we are not aware of any improper activity by the Company or the agent in connection with our contracts with Petrobras. Nevertheless, we will complete our own review of the matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: November 16, 2015	By:	/s/ Randall D. Stilley
	Name:	Randall D. Stilley
	Title:	President & Chief Executive Officer